EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated March 31, 1999, which appears in the Annual Report on Form 10-KSB of Steakhouse Partners, Inc. (formerly Galveston's Steakhouse Corp.) and subsidiaries for the years ended December 29, 1998 and December 30, 1997. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.

/s/ Singer Lewak Greenbaum & Goldstein LLP
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    SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 11, 1999